As Filed with the Securities and Exchange Commission on November 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alibaba Group Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Alibaba Group Services Limited

26/F Tower One, Times Square

1 Matheson Street

Causeway Bay

Hong Kong

+852-2215-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2014 Post-IPO Equity Incentive Plan

(Full title of the Plan)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

(800) 927-9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy A. Steinert, Esq.

Alibaba Group Holding Limited

c/o Alibaba Group Services Limited

26/F Tower One, Times Square

1 Matheson Street, Causeway Bay

Hong Kong

+852-2215-5100

Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central Hong Kong +852-2514-7600	William H. Hinman, Jr., Esq. Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 U.S.A. 650-251-5000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value US$0.000025 per share (2)
- 2014 Post-IPO Equity Incentive Plan	5,476,517 shares (3)	US$ 81.74(4)	US$ 447,650,500	US$ 51,883
- 2014 Post-IPO Equity Incentive Plan	25,000,000 shares (5)	US$ 92.55(6)	US$ 2,313,750,000	US$ 268,164
TOTAL	30,476,517 shares		US$ 2,761,400,500	US$ 320,046

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (the “Registration Statement”) includes an indeterminate number of additional ordinary shares, par value US$0.000025 per share (the “Ordinary Shares”) of Alibaba Group Holding Limited (the “Company” or “Registrant”), which may be offered and issued under the Registrant’s 2014 Post-IPO Equity Incentive Plan (the “2014 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)             These Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one Ordinary Share. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-198401).

(3)             Represents Ordinary Shares of the Registrant added to the 2014 Plan pursuant to the 2014 Plan’s evergreen provision, and which are issuable pursuant to options outstanding under the 2014 Plan.

(4)             Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $81.74 per share represents the weighted average of the exercise prices for the outstanding options under the 2014 Plan.

(5)             Represents additional Ordinary Shares reserved for issuance under the 2014 Plan pursuant to the 2014 Plan’s evergreen provision.

(6)             Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on November 11, 2016 divided by one, the then Ordinary Share-to-ADS ratio.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 30,476,517 ordinary shares, par value $0.000025 per share, of the Registrant, that are issuable under the Registrant’s 2014 Post-IPO Equity Incentive Plan. These 30,476,517 ordinary shares are additional securities of the same class as other securities for which an original registration statement (File No. 333-199133) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2014. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.     The Registrant’s annual report on Form 20-F filed with the Commission on May 24, 2016, which includes audited financial statements for the year ended March 31, 2016; and

b.     The description of the Registrant’s Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-36614) filed with the Commission on September 8, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-195736), as amended, originally filed with the Commission on May 6, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, People’s Republic of China, on November 14, 2016.

Alibaba Group Holding Limited

By:	/s/ Maggie Wei Wu
Name:	Maggie Wei Wu
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Joseph C. Tsai, Daniel Yong Zhang, Maggie Wei Wu and Timothy A. Steinert, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on November 14, 2016.

Signature	Capacity

/s/ Joseph C. TSAI	Executive Vice Chairman
Joseph C. TSAI

/s/ Daniel Yong ZHANG	Director and Chief Executive Officer
Daniel Yong ZHANG	(Principal Executive Officer)

/s/ Chee Hwa TUNG	Independent Director
Chee Hwa TUNG

/s/ Jerry YANG	Independent Director
Jerry YANG

/s/ Börje E. EKHOLM	Independent Director
Börje E. EKHOLM

/s/ Wan Ling MARTELLO	Independent Director
Wan Ling MARTELLO

/s/ Maggie Wei WU	Chief Financial Officer
Maggie Wei WU	(Principal Financial and Accounting Officer)

/s/ Timothy A. STEINERT	General Counsel and Secretary
Timothy A. STEINERT

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Alibaba Group Holding Limited has signed this registration statement or amendment thereto in the city of Newark, State of Delaware, on November 14, 2016.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Form of Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 6 to the Registration Statement on Form F-1 (Registration No. 333-195736) filed with the Securities and Exchange Commission on September 5, 2014)

5.1*	Opinion of Maples and Calder

10.1

Form of 2014 Post-IPO Equity Incentive Plan (incorporated by reference to Exhibit 10.43 of Amendment No. 6 to the Registration Statement on Form F-1 (Registration No. 333-195736) filed with the Securities and Exchange Commission on September 5, 2014)

23.1*	Consent of Maples and Calder (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers — Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

*Filed herewith.